EXHIBIT 3(ii)







                            DOMINION RESOURCES, INC.


                                     BYLAWS


                       As Amended, effective July 12, 1999


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                                TABLE OF CONTENTS

ARTICLE
PAGE

     I.  Name................................................................1
    II.  Shareholders' Meetings..............................................1
   III.  Annual Meeting......................................................1
    IV.  Special Meetings....................................................1
     V.  Notice of Shareholders' Meetings and Voting Lists...................2
    VI.  Waiver of Notice....................................................3
   VII.  Quorum..............................................................3
  VIII.  Proxy and Voting....................................................4
    IX.  Board of Directors..................................................4
     X.  Powers of Directors.................................................5
    XI.  Executive and Other Committees......................................6
   XII.  Meetings of Directors and Quorum....................................7
  XIII.  Action Without a Meeting............................................8
   XIV.  Officers............................................................8
    XV.  Eligibility of Officers ............................................8
   XVI.  Duties and Authority of Chairman of the Board of Directors, Vice
           Chairman, President and Others....................................9
  XVII.  Vice Presidents.....................................................9
 XVIII.  Corporate Secretary................................................10
   XIX.  Treasurer..........................................................10
    XX.  Controller.........................................................11
   XXI.  Resignations and Removals..........................................11
  XXII.  Vacancies .........................................................12
 XXIII.  Certificates for Shares............................................12
  XXIV.  Transfer of Shares.................................................13
   XXV.  Record Date........................................................13
  XXVI.  Voting of Shares Held..............................................14
 XXVII.  Bonds, Debentures and Notes Issued Under an Indenture .............14
XXVIII.  Amendments.........................................................14
  XXIX.  Emergency Bylaws...................................................15
   XXX.  Shareholder Proposals..............................................17
  XXXI.  Control Share Acquisitions.........................................18

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ARTICLE I.        NAME.
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                  The name of the Corporation is Dominion Resources, Inc.


ARTICLE II.       SHAREHOLDERS' MEETINGS.
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                  All meetings of the Shareholders shall be held at such place, within or without of the Commonwealth, as provided in the notice of the meeting given pursuant to Article V. If the Chairman of the meeting determines that the holding of any meeting at the place named in the notice might be hazardous, he may cause it to be held at some other place deemed by him suitable and convenient, upon arranging notice to Shareholders who attend at the first place and reasonable opportunity for them to proceed to the new place.

ARTICLE III       ANNUAL MEETING.
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                  The Annual Meeting of the Shareholders shall be held on the third Friday in April in each year if not a legal holiday, and if a legal holiday then on the next succeeding Friday not a legal holiday. In the event that such Annual Meeting is omitted by oversight or otherwise on the date herein provided for, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the Annual Meeting. Such subsequent meeting shall be called in the same manner as provided for Special Shareholders' Meetings.


ARTICLE IV.       SPECIAL MEETINGS.
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                  Special Meetings of the Shareholders shall be held whenever called by the Chairman of the Board of Directors, the Vice Chairman, the President, or a majority of the Directors. Special Meetings of the Shareholders may also be held following the accrual or termination of voting rights of the Preferred Stock, whenever requested to be called in the manner provided in the Articles of Incorporation.



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ARTICLE V.        NOTICE OF SHAREHOLDERS' MEETINGS AND VOTING LISTS.
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                  Notice stating the place, day and hour of each Shareholders'
                  Meeting and the purpose or purposes for which the meeting is called shall be given not less than 10 nor more than 60 days before the date of the meeting, or such longer period as is specified below, by, or at the direction of, the Board of Directors or its Chairman, the Vice Chairman, the President or any Vice President or the Corporate Secretary or any Assistant Corporate Secretary, to each Shareholder of record entitled to vote at the meeting. Notice may be given by mail to a Shareholder at his or her registered address and such notice will be deemed to be given when deposited in the United States mails addressed to the Shareholder at his address as it appears on the stock transfer books, with postage thereon prepaid. Alternatively, notice may be given to a Shareholder by electronic transmission as permitted by the Virginia Stock Corporation Act or any other applicable law.

                  Notice of a Shareholders' Meeting to act on an amendment of the Articles of Incorporation, on a plan of merger or share exchange, on a proposed dissolution of the Corporation, or on a proposed sale, lease or exchange, or other disposition, of all, or substantially all, of the property of the Corporation otherwise than in the usual and regular course of business, shall be given not less than 25 nor more than 60 days before the date of the meeting. Any notice of a Shareholders' Meeting to act on an amendment of the Articles of Incorporation or a plan of merger or share exchange or a proposed sale, lease or exchange, or other disposition of all, or substantially all, of the property of the Corporation otherwise than in the usual and regular course of business shall be accompanied by a copy of the proposed amendment or plan of merger or exchange or agreement effecting the disposition of assets.

                  Any meeting at which all Shareholders having voting power in respect of the business to be transacted thereat are present, either in person or by proxy, or of which those not present waive notice in writing, whether before or after the meeting, shall be a legal meeting for the transaction of business notwithstanding that notice has not been given as herein before provided.
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                  The officer or agent having charge of the share transfer books of the Corporation shall make, at least 10 days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and number of shares held by each. The list shall be arranged by voting group and within each voting group by class or series of shares. Such list, for a period of 10 days prior to such meeting, shall be kept on file at the principal place of business of the Corporation. Any person who shall have been a Shareholder of record for at least 6 months immediately preceding his demand or who shall be the holder of record of at least 5% of all the outstanding shares of the Corporation, upon demand stating with reasonable particularity the purpose thereof, shall have the right to inspect such list, in person, for any proper purpose if such list is directly connected with such purpose, during usual business hours within the period of 10 days prior to the meeting. Such list shall also be produced at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting for the purposes thereof.


ARTICLE VI.       WAIVER OF NOTICE.
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                  Notice of any Shareholders' Meeting may be waived by any
                  Shareholder, whether before or after the date of the meeting. Such waiver of notice shall be in writing, signed by the Shareholder and delivered to the Corporate Secretary. Any Shareholder who attends a meeting shall be deemed to have waived objection to lack of notice or defective notice of the meeting, unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and shall be deemed to have waived objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.


ARTICLE VII.      QUORUM.
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                  At any meeting of the Shareholders, a majority in number of votes of all the shares issued and outstanding having voting power in respect of the business to be transacted thereat, represented by such Shareholders of record in person or by proxy, shall constitute a quorum, but a lesser interest may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority vote represented thereat shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Articles of Incorporation or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question. The provisions of this Article are, however, subject to the provisions of the Articles of Incorporation.

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ARTICLE VIII.     PROXY AND VOTING.
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                  Shareholders of record entitled to vote may vote at any
                  meeting held, in person or by proxy executed in writing or by proxy authorized by any means permitted by the Virginia Stock Corporation Act or other applicable law, in each case by the Shareholder or by his or her duly authorized officer, director, employee or agent, which proxy shall be filed with or received by the Corporate Secretary of the meeting before being voted. A proxy shall designate only one person as proxy, except that proxies executed pursuant to a general solicitation of proxies may designate one or more persons as proxies. Proxies shall entitle the holders thereof to vote at any adjournment of the meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after 11 months from its date unless the appointment form expressly provides for a longer period of validity. Shareholders entitled to vote may also be represented by an agent personally present, duly designated by power of attorney, with or without power of substitution, and such power of attorney shall be produced at the meeting on request. Each holder of record of shares of any class shall, as to all matters in respect of which shares of any class have voting power, be entitled to one vote for each share of stock of such class standing in his name on the books.


ARTICLE IX.       BOARD OF DIRECTORS.
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                  A Board of Directors shall be chosen by ballot at the Annual
                  Meeting of the Shareholders or at any meeting held in lieu thereof as herein before provided.
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                  Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors shall be made by the Board of Directors or a committee appointed by the Board of Directors or by any Shareholder entitled to vote in the election of Directors generally. However, any Shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such Shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary of the Corporation not later than 60 days in advance of such meeting (except that, if public disclosure of the meeting is made less than 70 days prior to the meeting, the notice need only be received within 10 days following such public disclosure). Each such notice shall set forth: (a) the name and address of the Shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder;
                  (d) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.


ARTICLE X.        POWERS OF DIRECTORS.
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                  All corporate powers shall be exercised by or under the
                  authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation and so far as this delegation of authority is not inconsistent with the laws of the Commonwealth of Virginia, with the Articles of Incorporation or with these Bylaws.




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ARTICLE XI.       EXECUTIVE AND OTHER COMMITTEES.
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                  The Board of Directors, by resolution passed by a majority of the whole Board, may designate two or more of its number to constitute an Executive Committee. If a quorum is present, the Committee may act upon the affirmative vote of a majority of the Committee members present.

                  When the Board of Directors is not in session, the Executive Committee shall have and may exercise all of the authority of the Board of Directors except that the Executive Committee shall not (a) approve or recommend to Shareholders action that Virginia law requires to be approved by Shareholders; (b) fill vacancies on the Board of Directors or any of its Committees or elect officers; (c) Amend Articles of Incorporation other than as permitted by statute; (d) adopt, amend or repeal these Bylaws; (e) approve a plan of merger not requiring Shareholder approval; (f) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize the Executive Committee to do so within limits specifically prescribed by the Board of Directors. If the Executive Committee is created for any designated purpose, its authority shall be limited to such purpose. The Executive Committee shall report its action to the Board of Directors. Regular and special meetings of the Executive Committee may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

                  Members of the Executive Committee shall receive such compensation for attendance at meetings as may be fixed by the Board of Directors.

                  The Board of Directors likewise may appoint from their number, from the directors of affiliated corporations or from officers of the Corporation other Committees from time to time, the number composing such Committees and the power conferred upon the same to be subject to the foregoing exceptions for an Executive Committee but otherwise as determined by vote of the Board of Directors provided that any Committee empowered to exercise the authority of the Board of Directors shall be composed only of members of the Board of Directors. The Board of Directors may designate one or more Directors to represent the Corporation at meetings of committees of affiliated corporations. Members of such committees, and Directors so designated, shall receive such compensation for attendance at meetings as may be fixed by the Board of Directors.

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ARTICLE XII.      MEETINGS OF DIRECTORS AND QUORUM.
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                  Regular Meetings of the Board of Directors may be held at such places within or without the Commonwealth of Virginia and at such times as the Board by vote may determine from time to time, and if so determined no notice thereof need be given. Special Meetings of the Board of Directors may be held at any time or place either within or without the Commonwealth of Virginia, whenever called by the Chairman of the Board of Directors, the Vice Chairman, the President, any Vice President, the Corporate Secretary, or three or more
                  Directors, notice thereof being given to each Director by the Corporate Secretary or an Assistant Corporate Secretary, the Directors or the officer calling the meeting, or at any time without formal notice provided all the Directors are present or those not present waive notice thereof. Notice of Special Meetings, stating the time and place thereof, shall be given by mailing the same to each Director at his residence or business address at least two days before the meeting, or by delivering the same to him personally or telephoning or telegraphing the same to him at his residence or business address at least one day before the meeting, unless, in case of exigency, the Chairman of the Board of Directors, the Vice Chairman or the President shall prescribe a shorter notice to be given personally or by telephoning or telegraphing each Director at his residence or business address.

                  A written waiver of notice signed by the Director entitled to such notice, whether before or after the date of the meeting, shall be equivalent to the giving of such notice. A Director who attends or participates in a meeting shall be deemed to have waived timely and proper notice of the meeting unless the Director, at the beginning of the meeting or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                  A majority of the number of Directors fixed at the time in accordance with the Bylaws shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held without further notice. The foregoing provision is, however, subject to the Articles of Incorporation. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws.

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ARTICLE XIII.     ACTION WITHOUT A MEETING.
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                  Any action required to be taken at a meeting of the Directors, or any action which may be taken at a meeting of the Directors or of a Committee, may be taken without a meeting if a consent in writing (which may be in any number of counterparts), setting forth the action so to be taken, shall be signed by all of the Directors, or all of the members of the Committee, as the case may be, either before or after such action is taken. Such consent shall have the same force and effect as a unanimous vote.


ARTICLE XIV.      OFFICERS.
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                  The officers of the Corporation shall be a President, one or more Vice Presidents, a Corporate Secretary, a Treasurer and a Controller. The Chairman of the Board of Directors and the Vice Chairman shall also be officers unless they are not also full-time employees of the Corporation. The officers and the Chairman of the Board of Directors and the Vice Chairman shall be elected or appointed by the Board of Directors after each election of Directors by the Shareholders, and a meeting of the Board of Directors may be held without notice for the purpose of electing officers following the Annual Meeting of the Shareholders.

                  The Board of Directors, in its discretion, may appoint one or more Assistant Corporate Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers, and such other officers or agents as it may deem advisable, and prescribe their duties.


ARTICLE XV.       ELIGIBILITY OF OFFICERS.
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                  The Chairman of the Board of Directors, the Vice Chairman and
                  the President shall be Directors. Any person may hold more than one office provided, however, that neither the Corporate Secretary, the Treasurer nor the Controller shall at the same time hold the office of Chairman of the Board of Directors, Vice Chairman or President.



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ARTICLE XVI.      DUTIES AND AUTHORITY OF CHAIRMAN OF THE BOARD
                  OF DIRECTORS, VICE CHAIRMAN, PRESIDENT AND OTHERS.
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                  The Chairman of the Board of Directors or the Vice Chairman
                  shall preside at the meetings of the Board of Directors. He may call meetings of the Board of Directors and of any Committee thereof whenever he deems it necessary. He shall call to order, and act as chairman of, all meetings of the Shareholders and prescribe rules of procedure therefor. The Chairman and the Vice Chairman shall perform the duties commonly incident to such office and such other duties as the Board of Directors shall designate from time to time.

                  The Board of Directors may designate the Chief Executive Officer of the Corporation.

                  In the absence of the Chairman of the Board of Directors or the Vice Chairman, the President shall perform their duties. The President shall perform the duties commonly incident to his office and such other duties as the Board of Directors shall designate from time to time. The Chief Executive Officer, the President and each Vice President shall have authority to sign certificates for shares of stock, bonds, deeds and contracts and to delegate such authority in such manner as may be approved by the Chief Executive Officer or the President.

                  If the Chairman, Vice Chairman and President are unable to serve as Chairman of any Shareholders' Meeting, then the Corporate Secretary, may serve in their place.


ARTICLE XVII.     VICE PRESIDENTS.
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                  Each Vice President shall perform such duties and have such other powers as the Board of Directors shall designate from time to time. In the event of the absence or disability of the President, the duties and powers of the President shall be performed and exercised by the Vice President designated to so act by the line of succession provided by the Board of Directors, or if not so provided by the Board of Directors, in accordance with the following order of priority:

                 (a) The Executive Vice Presidents in order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in order of their seniority in age;

                 (b) The Senior Vice Presidents in order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in order of their seniority in age;

                 (c) All other Vice Presidents at the principal office of the
                     Corporation in the order of their seniority of first election to such office or if two or more shall have been first elected to such office on the same day, the order of their seniority in age; and

                 (d) Any other persons that are designated on a list that shall have been approved by the Board of Directors, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.


ARTICLE XVIII.    CORPORATE SECRETARY.
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                  The Corporate Secretary shall keep accurate minutes of all meetings of the Shareholders, the Board of Directors and the Executive Committee, respectively, shall perform the duties commonly incident to his office, and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Corporate Secretary shall have power together with the Chief Executive Officer, the President or a Vice President, to sign certificates for shares of stock. In his absence an Assistant Corporate Secretary shall perform his duties.


ARTICLE XIX.      TREASURER.
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                  The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds and securities of the Corporation and shall have and exercise under the supervision of the Board of Directors, all the powers and duties commonly incident to his office. He shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies or with such firm or firms doing a banking business, as the Directors shall designate. He may endorse for deposit or collection all checks, notes, et cetera, payable to the Corporation or to its order, may accept drafts on behalf of the Corporation, and, together with the Chief Executive Officer, the President or a Vice President, may sign certificates for shares of stock.

                  All checks, drafts, notes and other obligations for the payment of money except bonds, debentures and notes issued under an indenture shall be signed either manually or, if and to the extent authorized by the Board of Directors, through facsimile, by the Treasurer or an Assistant Treasurer or such other officer or agent as the Board of Directors shall authorize. Checks for the total amount of any payroll may be drawn in accordance with the foregoing provisions and deposited in a special fund.

                  Checks upon this fund may be drawn by such person as the Treasurer shall designate.


ARTICLE XX.       CONTROLLER.
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                  The Controller shall keep accurate books of account of the
                  Corporation's transactions and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.


ARTICLE XXI.      RESIGNATION AND REMOVALS.
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                  Any Director or officer may resign at any time by giving
                  written notice to the Board of Directors, to the Chairman of the Board of Directors, to the Vice Chairman, to the President or to the Corporate Secretary, and any member of any Committee may resign by giving written notice either as aforesaid or to the Committee of which he is a member or the chairman thereof. Any officer may resign at any time by delivering notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  The Shareholders, at any meeting called for the purpose, by vote of a majority of the stock having voting power issued and outstanding, may remove any Director from office with cause and elect his successor. The Board of Directors, by vote of a majority of the entire Board, may remove any officer, agent or member of any Committees with or without cause from office.

ARTICLE XXII.     VACANCIES.
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                  If the office of any officer or agent, one or more, becomes vacant by reason of death, disability, resignation, removal, disqualification or otherwise, the Directors at the time in office, if a quorum, may, by a majority vote at a meeting at which a quorum is present, choose a successor or successors who shall hold office for the unexpired term or until his successor is duly elected and qualified or his position is eliminated.


ARTICLE XXIII.    CERTIFICATES FOR SHARES.
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                  Every Shareholder shall be entitled to a certificate or
                  certificates for shares of record owned by him in such form as may be prescribed by the Board of Directors, duly numbered and setting forth the number and kind of shares to which such Shareholder is entitled. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Corporate Secretary or an Assistant Corporate Secretary. The Board of Directors may also appoint one or more Transfer Agents and/or Registrars for its stock of any class or classes and may require stock certificates to be countersigned and/or registered by one or more of such Transfer Agents and/or Registrars. If certificates for shares are signed, either manually or by facsimile, engraved or printed, by a Transfer Agent or by a Registrar, the signatures thereon of the President or a Vice President and the Treasurer or an Assistant Treasurer or the Corporate Secretary or an Assistant Corporate Secretary may be facsimiles, engraved or printed. Any provisions of these Bylaws with reference to the signing of stock certificates shall include, in cases above permitted, such facsimiles.

                  In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation. Notwithstanding the foregoing, the Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the Shareholder a written statement of the information required on certificates by the Virginia Stock Corporation Act or other applicable law.

ARTICLE XXIV.     TRANSFER OF SHARES.
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                  Shares may be transferred by delivery of the certificate
                  accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the Corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, and shall be transferable on the books of the Corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the Corporation as the owner of any shares shall be entitled exclusively as the owner of such shares, to receive dividends and to vote in respect thereof. It shall be the duty of every Shareholder to notify the Corporation of his address.


ARTICLE XXV.      RECORD DATE.
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                  For the purpose of determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, provided that such date shall not in any case be more than 70 days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken. The Board of Directors is authorized to delegate the determination of a record date to the Corporate Secretary for any meeting of Shareholders. If no record date shall be fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or for the determination of the Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders in such cases. A determination of Shareholders entitled to notice of or to vote at a Shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors or Corporate Secretary, as the case may be, fixes a new record date, which shall be done if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

ARTICLE XXVI.     VOTING OF SHARES HELD.
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                  Unless the Board of Directors shall otherwise provide, the
                  Chairman of the Board of Directors, the Vice Chairman, the Chief Executive Officer, the President, any Vice President, or the Corporate Secretary may from time to time appoint one or more attorneys-in-fact or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities of which may be held by the Corporation, at meetings of the holders of any such other corporations, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or either the Chairman of the Board of Directors, the Vice Chairman, the Chief Executive Officer, the President or the Corporate Secretary may himself attend any meeting of the shareholders of any such other corporation and thereat vote or exercise any or all other powers of the Corporation as the shareholder of such other corporation.


ARTICLE XXVII.    BONDS, DEBENTURES AND NOTES ISSUED UNDER
                  AN INDENTURE.
------------------------------------------------------------------------------

                  All bonds, debentures and notes issued under an indenture shall be signed by the Chief Executive Officer, the President or any Vice President or such other officer or agent as the Board of Directors shall authorize and by the Corporate Secretary or any Assistant Corporate Secretary or by the Treasurer or any Assistant Treasurer or such other officer or agent as the Board of Directors shall authorize. The signature of any authorized officer of the Corporation on bonds, debentures and notes authenticated by a corporate trustee may be made manually or by facsimile.

ARTICLE XXVIII.   AMENDMENTS.
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                  Both the Board of Directors and the Shareholders shall have the power to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws, but Bylaws enacted by the Shareholders, if expressly so provided, may not be altered, amended or repealed by the Directors.

                  Notwithstanding the foregoing, Articles IV and IX of these Bylaws may not be amended, altered, changed or repealed without the affirmative vote of at least two-thirds of the outstanding shares of the Corporation entitled to vote.

ARTICLE XXIX.     EMERGENCY BYLAWS.
------------------------------------------------------------------------------

                  The Emergency Bylaws provided in this Article XXIX shall be operative during any emergency notwithstanding any different provision in the preceding Articles of the Bylaws or in the Articles of Incorporation of the Corporation or in the Virginia Stock Corporation Act. An emergency exists if a quorum of the Corporation's Board of Directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with these Emergency Bylaws, the Bylaws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency Bylaws shall cease to be operative unless and until another such emergency shall occur.

                  During any such emergency:

                 (a) Any meeting of the Board of Directors may be called by any officer of the Corporation or by any Director. Notice shall be given by the person calling the meeting. The notice shall specify the time and place of the meeting. Notice may be given only to such of the Directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. If given by mail, messenger or telephone, the notice shall be addressed to the Director's address or such other place as the person giving the notice shall deem most suitable. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below. Notice shall be given at least two days before the meeting if feasible in the judgment of the person giving the notice, but otherwise shall be given any time before the meeting as the person giving the notice shall deem necessary.

                 (b) At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time by Article IX of the Bylaws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present, as determined by the following provisions and in the following order of priority, up to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting:

                     (i) The Executive Vice Presidents in the order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age;

                     (ii) The Senior Vice Presidents in the order of their
                          seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age;

                    (iii) All other Vice Presidents at the principal office of the Corporation in the order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age; and

                     (iv) Any other persons that are designated on a list that
                          shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

                 (c) The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation for any reason shall be rendered incapable of discharging their duties.

                 (d) The Board of Directors, before and during any such
                     emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers so to do.

                  No officer, Director or employee shall be liable for any action taken in good faith in accordance with these Emergency Bylaws.

                  These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the Shareholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

ARTICLE XXX.      SHAREHOLDER PROPOSALS.
------------------------------------------------------------------------------

                  To be properly brought before a meeting of Shareholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or
                  (c) otherwise properly brought before the meeting by a Shareholder. In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Corporate Secretary of the Corporation. To be timely, a Shareholder's notice must be given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Corporate Secretary of the Corporation not later than 90 days prior to the date of the anniversary of the immediately preceding Annual Meeting. A Shareholder's notice to the Corporate Secretary shall set forth as to each matter the Shareholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the Annual Meeting, including the complete text of any resolutions to be presented at the Annual Meeting, with respect to such business, and the reasons for conducting such business at the meeting, (b) the name and address of record of the Shareholder proposing such business, (c) the class and number of shares of the Corporation that are beneficially owned by the Shareholder and (d) any material interest of the Shareholder in such business. In the event that a Shareholder attempts to bring business before an Annual Meeting without complying with the foregoing procedure, the Chairman of the meeting may declare to the meeting that the business was not properly brought before the meeting and, if he shall so declare, such business shall not be transacted.

ARTICLE XXXI.     CONTROL SHARE ACQUISITIONS.
------------------------------------------------------------------------------

                  In the event that any acquiring person (an Acquiring Person) as defined in Section 13.1-728.1 of the Virginia Stock Corporation Act (the Act), either (a) fails to comply with the provisions of Section 13.1-728.4 of the Act or (b) fails to obtain the approval of the Shareholders of the Corporation at any meeting held pursuant to Section 13.1-728.5, then the Corporation shall have authority, upon approval by resolution of the Board of Directors to call for redemption, at anytime within 60 days after the last acquisition of any such shares by such Acquiring Person or the date of such meeting, as the case may be, and thereafter to redeem on such date within such 60-day period as may be specified in such resolution (the Redemption Date) all shares of Common Stock of the Corporation theretofore acquired by the Acquiring Person in a control share acquisition (as defined in Section 13.1-728.1 of the Act) and then owned beneficially by such Acquiring Person, as such number of shares may be either (a) shown on any control share acquisition statement or any statement or report filed by the Acquiring Person with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or (b) otherwise determined by the Board of Directors. The redemption price shall be paid in cash on the Redemption Date against delivery at the principal office of the Corporation of certificates evidencing the shares so redeemed.

                  All determinations by the Board of Directors as to (a) the status of any person as an Acquiring Person under the Act, (b) the number of shares of the Corporation owned by such Acquiring Person, (c) the timeliness of compliance by any Acquiring Person within Section 13.1-728.4 of the Act, or (d) the interpretation of the Act or this Article if made in good faith, shall be conclusive and binding on all persons.